Exhibit 10.3

CONFIDENTIAL TREATMENT

AMENDMENT TO LICENSE AGREEMENT

This Amendment is hereby made and effective as of March 1, 2013 (the “Amendment Effective Date”) by and between:

Astellas Pharma Inc., a company organized and existing under the laws of Japan, having its registered office at 3-11, Nihonbashi-Honcho 2-chome, Chuo-ku, Tokyo 103-8411, Japan (“Astellas”); and

Calixa Therapeutics, Inc., a company organized and existing under the laws of the State of Delaware, having its principal place of business at 65 Hayden Avenue, Lexington, MA 02421, USA (“Calixa”).

RECITALS

A.                                    Astellas and Calixa entered into a certain License Agreement as of November 1, 2007, as amended (the “Agreement”) relating to the pharmaceutical compound known as ceftolozane (formerly CXA-101; FR264205); and

B.                                    Cubist Pharmaceuticals, Inc. (“Cubist”) acquired Calixa in 2010, and Calixa is now a wholly-owned subsidiary of Cubist; and

C.                                    As a result of recent discussion, Astellas and Calixa desire to amend the Agreement in accordance with the terms and conditions provided herein.

NOW, THEREFORE, Astellas and Calixa hereby agree to amend the Agreement as follows:

1.                          Unless otherwise expressly provided in this Amendment, all definitions in the Agreement shall be also applicable to this Amendment.

2.                          In consideration of the amendments contained herein, Calixa shall make to Astellas within thirty (30) days after the Amendment Effective Date a one-time payment of twenty-five million US dollars (US$25,000,000).

3.                          A new Section 1.9A shall be added to the Agreement, as follows:

“1.9A “New Territory” shall mean Japan, Taiwan, South Korea, China (mainland), Hong Kong, Macau, Thailand, Indonesia, the Philippines, Australia, New Zealand, India, Saudi Arabia, Kuwait, Oman, Qatar, United Arab Emirates, Bahrain and Yemen.”

In each place in the Agreement that the word “Territory” appears, the words “and the New Territory” shall be added immediately thereafter.

*Confidential Treatment Requested.  Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

4.                          Sections 2.1 and 2.2 of the Agreement shall be deleted in its entirety and replaced by the following, and the following new Sections 2.3, 2.4, 2.5 and 2.6 shall be inserted thereafter:

“2.1 Astellas hereby grants to Calixa the exclusive license, with the full rights to grant sublicenses to its Affiliates and to Third Parties through multiple tiers (subject to Sections 2.2, 2.3, 2.4, 2.5 and 2.6), under the Product Patents and all the Know-How of Astellas and its Affiliates to develop, manufacture, have manufactured, use, import, market, promote, sell, offer to sell and distribute the Products in the Territory and the New Territory.  Astellas hereby grants to Calixa the non-exclusive license, with the full rights to grant sublicenses to its Affiliates and to Third Parties through multiple tiers (subject to Sections 2.2, 2.3, 2.4, 2.5 and 2.6), under the Related Patents to develop, manufacture, have manufactured, use, import, market, promote, sell, offer to sell and distribute the Products in the Territory and the New Territory, provided that such non-exclusive license shall be effective as far as Astellas has the ability to grant such license.

2.2 If Calixa intends to grant a sublicense to its Affiliate or any Third Party, it shall use reasonable efforts to assure itself that the prospective sublicensee has the ability to perform the obligations of Calixa under this Agreement that would be sublicensed to such sublicensee.  If Calixa grants a sublicense to such Affiliate or Third Party, it shall identify in writing to Astellas the Affiliate or the Third Party and the extent of the rights that Calixa has granted a sublicense under the license rights granted in Section 2.1 above.  Calixa shall ensure that: (i) any sublicense granted by Calixa hereunder shall be fully consistent with and subject to the terms and conditions of this Agreement; and (ii) Calixa shall remain responsible to Astellas for performance of all obligations of Calixa under this Agreement, even if Calixa has sublicensed some rights to sublicensees, provided, however, that notwithstanding the foregoing, if Calixa []* which has been []* intends to []*, Calixa or such []* shall []*.  Nothing contained herein shall prevent Calixa or such []* from engaging in discussions []* in accordance with this Agreement.

2.3 If Astellas is interested in []*, it shall so notify Calixa within sixty (60) days of receiving such offer together with the []* and the necessary []* from Calixa pursuant to Section 2.2 above.  Upon such notice provided by Astellas and through the expiration of ninety (90) day period from Calixa’s receipt of such notice provided by Astellas (or such longer period of time as may be mutually agreed by the Parties) (such period, the “[]* Negotiation Period”), the Parties shall negotiate in good faith the terms with regard to such []*.  During such []* Negotiation Period, Astellas shall have the []* right to negotiate with Calixa with regard to such []* and Calixa and its []* which has been []* shall not []* on such []*.

2.4 If (i) Astellas notifies Calixa within the sixty (60) day period that it is not interested in such []*, (ii) Astellas fails to notify Calixa that Astellas is

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

interested in such []* within such sixty (60) day period, or (iii) the Parties fail to enter into an agreement within the applicable []* Negotiation Period despite the good faith negotiations between the Parties, then Calixa and its []* which has been []* shall have the right to []*, provided however, in the case of (iii) above, Calixa and such []* shall not []*.

2.5 If the circumstance described in Section 2.4 (iii) above exists, and in such circumstance the []*, and Astellas shall have a period of forty (40) days from the receipt of such notification to []*.  If Astellas informs Calixa of such []* within such forty (40) day period, Calixa and Astellas shall be obligated to []*.  If Astellas []* such terms or fails to inform Calixa of such []* within such forty (40) day period, then Calixa or such []* will be []*.  However, if the []* between Calixa or such []* and []* (after the above procedure), and such terms []* in the above procedure, then the above procedure regarding []* shall be followed, before Calixa or such []*.”

2.6 Upon termination of this Agreement for any reason, each sublicense granted by Calixa in accordance with this Article 2 shall survive with respect to the rights granted by Astellas to Calixa hereunder and shall be automatically assigned from Calixa to Astellas, so long as the sublicensee is then in compliance with its sublicense agreement; provided, however, that Astellas’ obligations to any such sublicensee shall be no greater than Astellas’ obligations to Calixa hereunder.

5.                          Section 3.2 of the Agreement shall be deleted in its entirety.

6.                          Section 4.5 of the Agreement shall be deleted in its entirety and replaced by the following:

4.5 Immediately after (i) filing an NDA or (ii) obtaining a Regulatory Approval in any country in the Territory and the New Territory, Calixa shall notify Astellas of such event in writing.

7.                          Section 5.2 of the Agreement shall be deleted in its entirety.

8.                          Sections 12.1 and 12.2 of the Agreement shall be deleted in its entirety and replaced by the following:

12.1Calixa shall indemnify, defend and hold Astellas and its Affiliates, and their respective directors, officers and employees, and the successors and assigns of any of the foregoing, harmless from and against any and all liabilities, damages, losses, costs and expenses, including without limitation reasonable attorneys’ fees and other expenses of litigation resulting from any Third Party claim, action, suit or proceeding (any of the foregoing, a “Claim”) against any such indemnified party to the extent such Claim is based on or results from:  (a) the exercise or practice by Calixa of the rights and licenses granted to Calixa under this Agreement, (b) the manufacture, use or sale of any Product or Compound used for development activities and/or distributed by or on

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

behalf of Calixa and/or its sublicensees, (c) Calixa’s breach of any warranties, representations, or other obligations under this Agreement, or (d) any negligence or willful misconduct of Calixa and/or its sublicensees, but excluding from the foregoing obligations any Claims to the extent such Claims are based on or result from:  (i) Astellas’s breach of any warranties, representations, or other obligations under this Agreement or (ii) any negligence or willful misconduct of Astellas or its Affiliate or Third Party business partner.

12.2 Astellas shall indemnify, defend and hold Calixa and its Affiliates, and their respective directors, officers and employees, and the successor and assigns of any of the foregoing harmless from and against any and all Claims against any such indemnified party to the extent such Claim is based on or results from: (a) Astellas’s breach of any warranties, representations, or other obligations under this Agreement, or (b) any negligence or willful misconduct of Astellas or its Affiliate, or (c) the manufacture by or on behalf of Astellas and/or its Affiliate or Third Party business partners, except to the extent that such Claim is caused by (i) Calixa’s breach of any warranties, representations, or other obligations under this Agreement, or (ii) any negligence or willful misconduct of Calixa or its sublicensees.”

9.                          Exhibit A of the Agreement shall be deleted in its entirety and replaced by Exhibit A attached to this Amendment.

10.                   Except as amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

11.                   This Amendment shall be governed by and construed in accordance with the laws of the State of New York, with the exception of its conflict of laws rules.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective authorized representatives.

Astellas Pharma Inc.

/s/ Kenji Yasukawa
Name: Kenji Yasukawa
Title: Senior Vice President & Chief Strategy Officer

Calixa Therapeutics, Inc.

/s/ Michael W. Bonney
Name: Michael W. Bonney
Title: President

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

Exhibit A

Country	Appln.No.	Appln.Date	Pat.No.	Expiry Date
Argentina	P030103985	2003-10-30	has not been issued	2023-10-30
Brazil	PI0315188-3	2003-10-27	has not been issued	2023-10-27
Canada	2504730	2003-10-27	2504730	2023-10-27
China	200380102642.2	2003-10-27	ZL200380102642.2	2023-10-27
EPO	03758919.9	2003-10-27	EP 1 556 389 B1	2023-10-27
Austria	03758919.9	2003-10-27	ATE368042	2023-10-27
Belgium	03758919.9	2003-10-27	1556389	2023-10-27
Switzerland	03758919.9	2003-10-27	1556389	2023-10-27
Germany	03758919.9	2003-10-27	DE60315178.7	2023-10-27
Denmark	03758919.9	2003-10-27	1556389	2023-10-27
Spain	03758919.9	2003-10-27	ES2290498	2023-10-27
Finland	03758919.9	2003-10-27	1556389	2023-10-27
France	03758919.9	2003-10-27	1556389	2023-10-27
UK	03758919.9	2003-10-27	1556389	2023-10-27
Greece	03758919.9	2003-10-27	3063495	2023-10-28
Hungary	03758919.9	2003-10-27	E002339	2023-10-27
Ireland	03758919.9	2003-10-27	1556389	2023-10-27
Italy	03758919.9	2003-10-27	IT32358 BE/2007	2023-10-27
Luxembourg	03758919.9	2003-10-27	1556389	2023-10-27
Netherland	03758919.9	2003-10-27	1556389	2023-10-27
Portuguese	03758919.9	2003-10-27	1556389	2023-10-27
Sweden	03758919.9	2003-10-27	1556389	2023-10-27
Turkey	03758919.9	2003-10-27	TR200707206T4	2023-10-27
Hong Kong	06106532.6	2006-06-07	1086566	2023-10-27
India	936/KOLNP/2005	2003-10-27	212088	2023-10-27
S.Korea	10-2005-7007538	2003-10-27	10-1023035	2023-10-27
Japan	2005-501847	2003-10-27	4448821	2023-10-27
Philippines	1-2005-500802	2003-10-27	1-2005-500802	2023-10-27
Singapore	200502578-8	2003-10-27	112228	2023-10-27
Taiwan	092129984	2003-10-29	I319403	2023-10-28
USA	10/695895	2003-10-30	7129232	2024-10-20
S.Africa	2005/04181	2003-10-27	2005/04181	2023-10-27

Note : Expiry Date may be extended in some countries.

*Confidential Treatment Requested.  Omitted portions filed with the Commission.